Exhibit 99.2

TENZING ACQUISITION CORP.

BALANCE SHEET

	August 23,	Pro Forma
	2018	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$441,564	$5	$441,569
Prepaid expenses and other current assets	78,200	—	78,200
Total Current Assets	519,764	5	519,769

Cash held in Trust Account	56,100,000	8,415,000	64,515,000
Total Assets	$56,619,764	$8,415,005	$65,034,769

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deferred underwriting fee payable	$1,925,000	288,750	$2,213,750
Total Liabilities	1,925,000	288,750	2,213,750

Commitments

Ordinary shares subject to possible redemption, 4,872,035 and 5,668,727 shares at redemption value	49,694,757	8,126,258	57,821,015

Shareholders' Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,532,965 and 2,596,336 shares issued and outstanding (excluding 4,872,035 and 5,668,727 shares subject to possible redemption)	5,014,156	(3)	5,014,153
Accumulated deficit	(14,149)	—	(14,149)
Total Shareholders' Equity	5,000,007	(3)	5,000,004
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$56,619,764	$8,415,005	$65,034,769